UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 51915

Boston, MA 02205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	GID.ASX	Australia Securities Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2019, the Company’s largest shareholder, Crystal Amber Fund Limited, elected to convert its Convertible Term Promissory Notes dated May 30, 2018 (the “May 2018 Convertible Note”), March 15, 2019 (the “March 2019 Convertible Note”) and May 8, 2019 (the “May 2019 Convertible Note”) into CHESS Depositary Interests (“CDIs”) (with each CDI representing 1/50th of a share of Common Stock, $0.01 par value per share). The aggregate principal amount and accrued interest for the May 2018 Convertible Note, March 2019 Convertible Note and May 2019 Convertible Note were US$1,941,877, US$1,029,589 and US$3,018,629, respectively. The May 2018 Convertible Note had a conversion price of US$0.0144 per CDI and each of the March 2019 Convertible Note and the May 2019 Convertible Note had a conversion price of US$0.0127 per CDI. The Company issued an aggregate of 453,609,963 CDIs upon the conversion of the three notes. The CDIs were all issued in a private placement under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of GI Dynamics, Inc. dated July 1, 2019.

99.2	Press Release of GI Dynamics, Inc. dated July 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: July 3, 2019	/s/ Charles Carter
Charles Carter
Chief Financial Officer